UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 16, 2013

MARINA DISTRICT FINANCE COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	333-173275	22-3767829
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

One Borgata Way

Atlantic City, NJ 08401

(Address of Principal Executive Offices, Including Zip Code)

(609) 317-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information included in Item 2.03 is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 16, 2013, Marina District Finance Company, Inc. (the “Company”) entered into a Lender Joinder Agreement (the “Lender Joinder Agreement”) among the Company, Marina District Development Company, LLC (“MDDC”), Wells Fargo Bank, National Association, as the Administrative Agent, and Deutsche Bank AG New York Branch, as Incremental Term Lender. The Lender Joinder Agreement increases the Term Commitments under the Amended and Restated Credit Agreement dated as of July 24, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not defined herein or in the Lender Joinder Agreement shall have the meanings given to such terms in the Credit Agreement) among the Company, MDDC, various lenders and Wells Fargo Bank, National Association, as administrative agent, letter of credit issuer and swing line lender, by an aggregate amount of $380,000,000 (the “Incremental Term Loan”).

The Incremental Term Loan was funded on December 16, 2013. The proceeds from the Incremental Term Loan were used to repay the Company’s outstanding 9  1⁄2% Senior Secured Notes due 2015 (the “2015 Notes”). The interest rate per annum applicable to the Incremental Term Loan will be (a) the Effective Eurodollar Rate (defined below) plus the Term Loan Applicable Rate (defined below) if and to the extent the Incremental Term Loan is a Eurodollar Rate Loan under the Credit Agreement and (b) the Base Rate plus the Term Loan Applicable Rate if and to the extent the Incremental Term Loan is a Base Rate Loan under the Credit Agreement. “Effective Eurodollar Rate” means, for any interest period, the greater of (x) the Eurodollar Rate in effect for such interest period and (y) 1.00%. “Term Loan Applicable Rate” means (x) in the case of a Eurodollar Rate Loan, (i) at any time that the Total Leverage Ratio is 5.00 to 1.00 or greater, 5.75%, and (ii) at any time that the Total Leverage Ratio is less than 5.00 to 1.00, 5.50%, and (y) in the case of Base Rate Loans, (i) at any time that the Total Leverage Ratio is 5.00 to 1.00 or greater, 4.75%, and (ii) at any time that the Total Leverage Ratio is less than 5.00 to 1.00, 4.50%. For purposes of calculating the Base Rate in connection with the Incremental Term Loan, clause (b) of the definition of Base Rate shall be deemed to refer to the Effective Eurodollar Rate instead of the Eurodollar Rate for one month interest period plus 1.00%. The Incremental Term Loan has yield protection in the event that the effective yield for any term facility under the Credit Agreement (other than the Incremental Term Loan) is higher than the effective yield for the Incremental Term Loan by more than 50 basis points, in which case the interest rates referred to above shall be increased to the extent necessary so that the effective yield for the Incremental Term Loan is equal to the effective yield for such other term facility minus 50 basis points. The Incremental Term Loan was issued with 1.00% of original issue discount.

The Incremental Term Lender has no rights with respect to the financial covenant in Section 7.11 of the Credit Agreement unless and until the lenders under any other term facility under the Credit Agreement have the benefit of such financial covenant or any other financial maintenance covenant. The Lender Joinder Agreement adds a covenant that limits the capital expenditures of

MDDC, the Company, and their subsidiaries to $40,000,000 in any fiscal year (and up to $10,000,000 of any such amount not utilized in any fiscal year may be carried over for expenditure in the following fiscal year (but not any fiscal years thereafter)).

The Company is required to make repayments on the Incremental Term Loan on or before the last business day of each fiscal quarter of the Company commencing with the fiscal quarter ending March 31, 2014 in an amount equal to 0.25% of the original principal amount of the Incremental Term Loan (such percentage is subject to increase upon the occurrence of certain events). The Company is required to repay the remaining outstanding principal amount of the Incremental Term Loan on August 15, 2018 (such date is subject to change based upon the occurrence of certain events).

In addition to the mandatory prepayments required pursuant to the Credit Agreement, the Company is required to prepay the Incremental Term Loan (a) based on a certain percentage of Excess Cash Flow and (b) with proceeds received in connection with any cash settlement of any disputed property tax assessment if the Total Leverage Ratio was greater than 4.50 to 1.00 as of the most recently ended fiscal quarter of MDDC prior to the date such proceeds were received.

With some exceptions, in the event of a full or partial prepayment of the Incremental Term Loan prior to the second anniversary of the funding of the Incremental Term Loan, such prepayment will include a premium in an amount equal to (a) 2.00% of the principal amount so prepaid, in the case of any such prepayment prior to the first anniversary of the funding of the Incremental Term Loan and (b) 1.00% of the principal amount so prepaid, in the case of any such prepayment on or after the first anniversary of the funding of the Incremental Term Loan but prior to the second anniversary of the funding of the Incremental Term Loan.

The foregoing description of the Lender Joinder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lender Joinder Agreement, a copy of which is filed hereto as Exhibit 10.1 and is incorporated into this Current Report by reference.

Item 8.01. Other Events.

On December 16, 2013, the Company redeemed all of its outstanding 2015 Notes pursuant to a conditional notice of redemption issued on November 15, 2013. The redemption price for the 2015 Notes was 104.750% of the principal amount thereof, plus accrued and unpaid interest to the redemption date. The principal and redemption premium were paid from the proceeds of the Incremental Term Loan. Accrued interest and other fees were funded in part by the Incremental Term Loan and the balance by borrowings under the Revolving Credit Facility.

The redemption was effected pursuant to the provisions of the Indenture and was conditional upon the receipt by the Trustee of funds sufficient to pay the redemption price on or prior to the redemption date.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Lender Joinder Agreement, dated as of December 16, 2013, among Marina District Finance Company, Inc., Marina District Development Company, LLC, Wells Fargo Bank, National Association, as the Administrative Agent, and Deutsche Bank AG New York Branch, as Incremental Term Lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2013	MARINA DISTRICT FINANCE COMPANY, INC.

	By:	/s/ Josh Hirsberg
Josh Hirsberg Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Lender Joinder Agreement, dated as of December 16, 2013, among Marina District Finance Company, Inc., Marina District Development Company, LLC, Wells Fargo Bank, National Association, as the Administrative Agent, and Deutsche Bank AG New York Branch, as Incremental Term Lender.